UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 20, 2024
DEXCOM, INC.
(Exact Name of the Registrant as Specified in Its Charter)

Delaware	000-51222	33-0857544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)
(858) 200-0200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
As previously disclosed, DexCom, Inc. (the “Company”) has been involved in global patent litigation with Abbott Diabetes Care, Inc. (“Abbott”) and its affiliates. Both the Company and Abbott have accused the other of infringing certain patents, and each party has filed counterclaims and actions to invalidate the other party’s patents. On December 20, 2024, the Company and Abbott entered into a settlement and patent cross license agreement (the “Agreement”) to resolve all outstanding patent litigation between the parties (the “Litigation”).
Under the terms of the Agreement, the Company granted Abbott and its affiliates, and Abbott and its affiliates granted the Company and its affiliates, a worldwide, royalty-free, non-exclusive, fully paid-up license to certain patents and patent applications relating to analyte sensing, including to all the patents asserted in the Litigation. The Agreement does not obligate the Company or Abbott to pay any royalties or any other form of financial compensation.
As part of the Agreement, each party, on behalf of itself and its affiliates, has also (i) entered into a covenant not to sue until December 20, 2034; and (ii) agreed on behalf of themselves and their affiliates to refrain from challenging the patents and patent applications licensed under the Agreement for periods of time which vary depending on the relevant patents or patent applications.
The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to the Company’s next annual report on Form 10-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

By:	/s/ JEREME M. SYLVAIN Jereme M. Sylvain Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	December 23, 2024